POWER TECHNOLOGY INC.
UNAUDITED PRO FORMA COMBINED BALANCE SHEET

	PWTC	Sentry
	April 30,	March 31,	Pro Forma		PWTC
	2006	2006	Adjustments		Pro Forma
Assets
Current assets:
Cash and equivalents	$639,386	$6,773	$-		$646,159
Accounts receivable		3,266			3,266
Prepaid expenses	-	2,910	-		2,910

Total current assets	639,386	12,949	-		652,335

Fixed assets, net	132,157	10,289	-		142,446

Goodwill			1,162,480	(a)	1,162,480
Other assets	103,212	9,282	-		112,494

	$874,755	$32,520	$1,162,480		$2,069,755

Liabilities and Stockholders' (Deficit)

Current Liabilities
Accounts payable and accrued liabilities	$268,496	$135,964	$(135,964)	(b)	$268,496
Short-term debt	49,000	10,000	(10,000)	(c)	49,000
Derivative liability	4,892,598	-	-		4,892,598

Total current liabilities	5,210,094	145,964	(145,964)		5,210,094

Long-term debt
Note payable		200,000	35,000	(c)	235,000
Convertible debentures net of discount	491,329	-	-		491,329

Total long-term debt	491,329	200,000	35,000		726,329

Stockholders' (deficit):
Preferred stock, $0.01 par value, 1,000,000 shares
authorized, none issued or outstanding	-				-
Common stock, $0.001 par value, 750,000,000 shares
authorized, 147,638,631 shares issued and outstanding	141,562	-	6,076	(d)	147,638
Additional paid-in capital	12,540,572	-	953,924	(d)	13,494,496
Other comprehensive loss	(1,072)	-	-		(1,072)
Members equity (deficit)	-	(313,444)	313,444	(e)	-
(Deficit) accumulated during development stage	(17,507,730)	-	-		(17,507,730)

	(4,826,668)	(313,444)	1,273,444		(3,866,668)

	$874,755	$32,520	$1,162,480		$2,069,755

POWER TECHNOLOGY INC.
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

	PWTC	Sentry
	For the year ended
	January 31	December 31	Pro Forma		PWTC
	2006	2005	Adjustments		Pro Forma

Sales	$-	$75,427	$-		$75,427

Costs of goods sold	-	102,192	-		102,192

Gross Loss	-	(26,765)	-		(26,765)

Expenses:
General administrative expenses	402,958	346,777	-		749,735
Research & development	31,857	-	-		31,857
Consulting fee	68,003	-	-		68,003
Stock-based executive compensation and
reimbursed expenses	98,020	-	-		98,020
Stock-based consulting fee	592,347	-	-		592,347
Depreciation and amortization	6,879	3,875	-		10,754
Total operating expense	1,200,064	350,652	-		1,550,716

Other income (expense)
Interest income	15	-	-		15
Interest expense	(510,718)	(15,880)	(2,500)	(f)	(529,098)
Net change in fair value of derivative liabilities	(1,521,299)	-	-		(1,521,299)
Impairment of long lived assets	(13,900)	-	-		(13,900)
Total other income (expense)	(2,045,902)	(15,880)	(2,500)		(2,064,282)

Net loss	$(3,245,966)	$(393,297)	$(2,500)		$(3,641,763)

Weighted average number of
common shares outstanding-basic and fully diluted	133,781,064		6,076,219		139,857,283

Net loss per share-basic and fully diluted	$(0.02)				$(0.03)

POWER TECHNOLOGY INC.
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

	PWTC	Sentry
	For the three months ended
	April 30	March 31	Pro Forma		PWTC
	2006	2006	Adjustments		Pro Forma

Sales	$-	$14,244	$-		$14,244

Costs of goods sold	-	11,127	-		11,127

Gross Profit	-	3,117	-		3,117

Expenses:
General administrative expenses	140,285	37,337	-		177,622
Research & development	40,432	-	-		40,432
Consulting fee	50,000	-	-		50,000
Stock-based executive compensation and
reimbursed expenses	90,162	-	-		90,162
Stock-based consulting fee	172,000	-	-		172,000
Depreciation and amortization	309	-	-		309
Total operating expense	493,188	37,337	-		530,525

Other income (expense)
Interest income	2,948				2,948
Interest expense	(103,996)	(4,214)	(625)	(f)	(108,835)
Net change in fair value of derivative liabilities	(2,093,752)	-	-		(2,093,752)
Financing fees	(50,626)	-	-		(50,626)
Total other income (expense)	(2,245,426)	(4,214)	(625)		(2,250,265)

Net (loss)	$2,738,614	$38,434	$625		$2,777,673

Weighted average number of
common shares outstanding-basic and fully diluted	135,042,862		6,076,219		141,119,081

Net (loss) per share-basic and fully diluted	$0.02				$0.02

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1.	Basis of Presentation

The accompanying unaudited pro forma combined financial statements present the pro forma results of operations of Power Technology Inc. (PWTC) and Sentry Power Systems, LLC (Sentry) on a combined basis based on the historical financial information of each company after giving the effect to the acquisition of Sentry by PWTC. The acquisition was recorded using the purchase method of accounting in accordance with SFAS No. 141, Business Combinations.

The unaudited pro forma combined statement of operations has been prepared assuming the acquisition occurred at the beginning of the periods.

2.	Pro Forma Adjustments

The following are brief descriptions of each of the pro forma adjustments included in the unaudited pro forma combined financial statements.

(a)	Record goodwill on the purchase.
(b)	Reclass short-term portion of the note payable and write off liabilities not assumed.
(c)	Reclass portion of short-term debt and record additional debt. See Note 3.
(d)	Record 6,076,219 shares issued for the purchase.
(e)	Eliminate Sentry’s members’ deficit.
(f)	Record additional interest expense on additional debt. See Note 3.

3.	Assumption of Debt

On April 7, 2006 (prior to the merger) Sentry executed a promissory with CSI Business Finance, Inc (CSI). in the amount of $235,000. The proceeds were used to pay off the note holders of Sentry. On the date of the merger (May 16, 2006) Sentry Power Technology, Inc. (Sentry Inc.) assumed the CSI note. Additional interest was recorded as an adjustment in the pro forma statements of operations for the year ended January 31, 2006 ($2,500) and the three months ended April 30, 2006 ($625).